EXHIBIT 99.1

[TD Banknorth Inc. Logo]

                                                                 News Release

                                                               Media Contact:
                                                            TD Banknorth Inc.
                                                            Jeffrey Nathanson
                                                               (207) 761-8517
                                            jeffrey.nathanson@tdbanknorth.com




FOR IMMEDIATE RELEASE
January 10, 2006


        TD BANKNORTH ANNOUNCES BALANCE SHEET RESTRUCTURING PROGRAM, PRELIMINARY FOURTH QUARTER EARNINGS AND SHARE REPURCHASE PLAN

PORTLAND, Maine-January 10, 2006-TD Banknorth Inc. (NYSE:BNK) announced today that its board of directors has approved a balance sheet restructuring program which is to be implemented in connection with its pending acquisition of Hudson United Bancorp. The program consists of the sale of approximately $2.6 billion of mortgage-backed securities with the proceeds to be reinvested in shorter duration assets. The asset sales will reduce the earnings volatility inherent in these interest-earning assets as a result of prepayments and call features. TD Banknorth will incur a pre-tax loss of approximately $45 million ($29.3 million on an after-tax basis) in connection with this balance sheet restructuring. In light of the decision to sell these investment securities, the securities will be reflected as impaired at December 31, 2005 and the related loss will be recorded in TD Banknorth's results in the fourth quarter of 2005.

It is anticipated that an additional approximately $2.7 billion of investment securities to be acquired from Hudson United will be sold soon after completion of the acquisition with the proceeds used to repay an equal amount of borrowings.

The Company anticipates that these actions will not have a material impact on earnings per share on a going-forward basis. "In the current interest rate environment, these actions will mitigate our interest rate risk going forward," said William J. Ryan, TD Banknorth Chairman, President and Chief Executive Officer.

TD Banknorth also announced that exclusive of the effects of the balance sheet restructuring, merger and consolidation costs, and the amortization of identifiable intangible assets, its diluted earnings per share for the fourth quarter of 2005 will be $0.62, or two cents less than the current



Thomson First Call consensus analysts' estimate (on a GAAP basis, diluted earnings per share for the fourth quarter of 2005 will be $0.32). The primary reason for this is the pressure on net interest margin currently being experienced by TD Banknorth, like many other financial institutions. TD Banknorth's net interest margin, on a fully taxable-equivalent basis, decreased from 4.09% during the third quarter of 2005 to 3.96% during the fourth quarter of 2005. Details concerning the Company's earnings for the quarter and year ended December 31, 2005 will be released by the Company on January 23, 2006, as previously announced.

Finally, TD Banknorth announced that its board of directors has approved its planned repurchase of up to 8.5 million shares of its common stock in the open market in connection with the acquisition of Hudson United. It is anticipated that share repurchases will commence on or about the acquisition date and occur at such times and at such prices as management deems appropriate. The acquisition of Hudson United is subject to the receipt of the approval of the shareholders of Hudson United and TD Banknorth, which will consider the transaction at meetings to be held on January 11, 2006, as well as the receipt of all required regulatory approvals and is expected to close later in the first quarter of 2006.

About TD Banknorth Inc.

TD Banknorth Inc. is a leading banking and financial services company headquartered in Portland, Maine and a majority-owned subsidiary of TD Bank Financial Group. At September 30, 2005, TD Banknorth had $31.8 billion of total consolidated assets and provided financial services to over 1.3 million households in the Northeast. TD Banknorth's banking subsidiary, TD Banknorth, N.A., operates banking divisions in Maine, New Hampshire, Massachusetts, Connecticut, Vermont and upstate New York. TD Banknorth and TD Banknorth, N.A. also operate subsidiaries and divisions in insurance, wealth management, merchant services, mortgage banking, government banking and other financial services and offer investment products in association with PrimeVest Financial Services, Inc. The TD Banknorth common stock trades on the New York Stock Exchange under the symbol "BNK". For more information, visit http://www.tdbanknorth.com.

Additional Information

These materials contain certain forward-looking statements with respect to the financial condition, results of operations and business of TD Banknorth and TD Banknorth's acquisition of Hudson United Bancorp. Words such as "expect", "feel", "believe", "will", "may", "anticipate", "plan", "estimate", "intend", "should" and similar expressions are intended to identify forward-looking
statements.   Forward-looking statements are subject to various factors which could cause actual results to differ materially from these estimates. These factors include, but are not limited, to, changes in general economic conditions, interest rates, deposit flows, loan demand, competition, legislation or regulation and accounting principles, policies or guidelines, as well as other economic, competitive, governmental, regulatory and accounting and technological factors affecting TD Banknorth's operations.
In addition, acquisitions may result in large one-time charges to income, may not produce revenue enhancements or cost savings at levels or within time frames originally anticipated and may result in unforeseen integration difficulties. Investors are encouraged to access TD Banknorth's periodic reports filed with the Securities and Exchange Commission for financial and business information regarding TD Banknorth, including information which could affect TD Banknorth's forward-looking statements. TD Banknorth does not undertake any obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

These materials may be deemed to be solicitation material in respect of the proposed merger of TD Banknorth and Hudson United Bancorp. In connection with the proposed transaction, a registration statement on Form S-4 has been filed with the SEC. Shareholders of TD Banknorth and shareholders of Hudson United are encouraged to read the registration statement and any other relevant documents filed with the SEC, including the joint proxy statement/prospectus that is a part of the registration statement, because they contain important information about the proposed merger. The final joint proxy statement/prospectus was mailed to shareholders of TD Banknorth and shareholders of Hudson United. Investors and security holders are able to obtain the documents free of charge at the SEC's website, www.sec.gov, from TD Banknorth, Two Portland Square, P.O. Box 9540, Portland, Maine 04112-9540,
Attention: Investor Relations, or from Hudson United, 1000 MacArthur Boulevard, Mahwah, New Jersey 07430, Attention: Investor Relations.

TD Banknorth, Hudson United Bancorp and their respective directors and executive officers and other members of management and employees may be deemed to participate in the solicitation of proxies in respect of the proposed transactions. Information regarding TD Banknorth's directors and executive officers is available in TD Banknorth's proxy statement for its 2005 annual meeting of shareholders, which was filed with the SEC on April 20, 2005, and information regarding Hudson United's directors and executive officers is available in Hudson United's proxy statement for its 2005 annual meeting of shareholders, which was filed with the SEC on March 23, 2005. Additional information regarding the interests of such potential participants are included in the joint proxy statement/prospectus and the other relevant documents filed with the SEC when they become available.

CONTACT: TD Banknorth Inc.
Jeffrey Nathanson, 207-761-8517

SOURCE: TD Banknorth Inc.




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